Item 77C - DWS RREEF Real Estate
Securities Fund

Registrant incorporates by
reference to Proxy Statement
filed on March 03,
2006 (Accession No. 0001193125-
06-044817).
A Special Meeting of
Shareholders (the "Meeting") of
DWS RREEF Real
Estate Securities Fund (the
"Fund") was held on June 1,
2006, at the offices
of Deutsche Asset Management,
345 Park Avenue, New York, New
York
10154. At the Meeting, the
following matters were voted
upon by the
shareholders (the resulting
votes are presented below).
I.	Election of Trustees.


Number of Votes:

For
Withheld
Henry P. Becton, Jr.
890,406,579.19
8,031,112.11
Dawn-Marie
Driscoll
890,071,638.51
8,366,052.79
Keith R. Fox
890,534,143.77
7,903,547.53
Kenneth C.
Froewiss
890,332,261.11
8,105,430.19
Martin J. Gruber
890,127,865.92
8,309,825.38
Richard J. Herring
890,644,530,27
7,793,161.03
Graham E. Jones
890,641,897.70
7,795,811.60
Rebecca W. Rimel
889,773,866.82
8,663,824.48
Philip Saunders, Jr.
890,441,746.82
7,995,944.48
William N. Searcy,
Jr.
890,532,593.40
7,905,097.90
Jean Gleason
Stromberg
889,900,480.36
8,537,210.94
Carl W. Vogt
890,125,242.34
8,312,448.96
Axel Schwarzer
890,246,136.22
8,191,555.08



II-A.	Approval of an Amended and
Restated Investment Management
Agreement with the Fund's
Current Investment Advisor:

Number of Votes:
For
Against
Abstain
Broker Non-
Votes*
637,931,533.59
5,366,100.94
19,448,173.38
235,691,883.39

II-B.	Approval of an Amended and
Restated Investment Management
Agreement with Deutsche
Investment Management Americas
Inc.:

Number of Votes:
For
Against
Abstain
Broker Non-
Votes*
635,929,298.68
6,580,172.81
20,236,336.42
235,691,883.39

II-C.	Approval of a Subadvisor
Approval Policy:

Number of Votes:
For
Against
Abstain
Broker Non-
Votes*
617,320,517.87
24,333,499.08
21,091,790.96
235,691,883.39

III.	Approval of revised
fundamental investment
restrictions on:
III-A.	Borrowing Money

Number of Votes:
For
Against
Abstain
Broker Non-
Votes*
646,999,768.48
11,765,197.98
3,980,841.45
235,691,883.39

III-C.	Senior Securities

Number of Votes:
For
Against
Abstain
Broker Non-
Votes*
647,116,938.95
11,641,720.67
3,987,148.29
235,691,883.39



III-E.	Underwriting of
Securities

Number of Votes:
For
Against
Abstain
Broker Non-
Votes*
647,080,711.25
11,677,948.37
3,987,148.29
235,691,883.39

III-F.	Real Estate
Investments

Number of Votes:
For
Against
Abstain
Broker Non-
Votes*
648,379,880.63
10,378,735.37
3,987,191.91
235,691,883.39

III-G.	Commodities

Number of Votes:
For
Against
Abstain
Broker Non-
Votes*
648,201,711.35
10,556,948.27
3,987,148.29
235,691,883.39

III-H.	Lending

Number of Votes:
For
Against
Abstain
Broker Non-
Votes*
647,899,254.15
10,658,438.49
4,188,115.27
235,691,883.39

III-J.	Portfolio
Diversification for Non-
Diversified Funds

Number of Votes:
For
Against
Abstain
Broker Non-
Votes*
647,191,720.94
11,566,916.87
3,987,170.10
235,691,883.39

III-K.	Investing for
Control

Number of Votes:
For
Against
Abstain
Broker Non-
Votes*
647,091,432.34
11,667,227.28
3,987,148.29
235,691,883.39